Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-239048), Form S-8 (No. 333-233765), Form S-8 (No. 333-225538), and Form S-8 (No. 333-216447) of Aurinia Pharmaceuticals Inc. (the Registrant) of our report dated February 24, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Edmonton, Alberta, Canada

February 24, 2021

PricewaterhouseCoopers LLP
Stantec Tower, 10220 103 Avenue NW, Suite 2200, Edmonton, Alberta, Canada T5J 0K4
T: 780 441 6700, F: 780 441 6776, www.pwc.com/ca